UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2005

FLOW INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-12448	91-1104842
(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032
(Address of Principal Executive Offices)	(Zip Code)

(253) 850-3500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 11, 2005, Flow International Corporation (the “Company”) appointed Douglas Fletcher, age 50, as the Company’s interim Chief Financial Officer until a permanent replacement is named. Mr. Fletcher will begin work on August 16, 2005. Mr. Fletcher was most recently the Chief Financial Officer for GiftCertificates.com, a position he held since August 2001. Mr. Fletcher was the Chief Financial Officer for eCharge Corporation from May 2000 until he joined GiftCertificates.com. From 1987 to 2000, Mr. Fletcher held a variety of senior positions with Citigroup/Citibank in New York. Mr. Fletcher earned a BBA in Accounting from Ohio University and is a Certified Public Accountant. Mr. Fletcher will earn $20,000 per month while he serves as interim Chief Financial Officer.

A press release (the “Press Release”) announcing that Mr. Fletcher has been appointed as the Company’s interim Chief Financial Officer was issued by the Company on August 11, 2005. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information contained in the Press Release shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1.	Press Release of Flow International Corporation, dated August 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION
(Registrant)

Date: August 11, 2005	By:	/s/ Stephen R. Light
Stephen R. Light
President and Chief Executive Officer